UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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QNB CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proxy Statement April 21, 2008

P.O. Box 9005 Quakertown, PA 18951-9005 TEL (215)538-5600 FAX (215)538-5765
April 21, 2008

Dear Fellow Shareholder:

You are invited to attend QNB Corp’s 2008 Annual Meeting of Shareholders on Tuesday, May 20, 2008. The meeting will be held at the offices of QNB Bank, 320 West Broad Street, Quakertown, Pennsylvania at 11:00 a.m., Eastern time. Enclosed are the notice of the annual meeting, proxy statement and proxy card for the annual meeting. Our 2007 Annual Report on Form 10-K accompanies these enclosures.

At this year's annual meeting, you are being asked to elect four Class II directors. The nominees are fully described in the accompanying proxy statement, which you are urged to read carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ENDORSED THE NOMINEES FOR ELECTION. WE RECOMMEND THAT YOU VOTE "FOR" ALL FOUR NOMINEES.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy card in the enclosed envelope.

If you have any questions with regard to the annual meeting, please contact Jean Scholl at (215) 538-5600, extension 5719.

Thank you for your cooperation and continuing support.

Sincerely,

Thomas J. Bisko
President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

QNB CORP.

TO BE HELD ON MAY 20, 2008

TO OUR SHAREHOLDERS:

The 2008 annual meeting of the shareholders of QNB Corp. will be held at the offices of QNB Bank, 320 West Broad Street, Quakertown, Pennsylvania on Tuesday, May 20, 2008, beginning at 11:00 a.m., Eastern time, for the purpose of considering and acting upon the following matters:

(1)	The election of four Class II directors; and

(2)	Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors fixed the close of business on April 7, 2008 as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting, either in person or by proxy.

All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date and sign the proxy card, and return it promptly in the enclosed envelope provided. At any time prior to the proxy being voted, it is revocable by written notice to QNB in accordance with the instructions set forth in the enclosed proxy statement, including by voting at the meeting in person. If you attend the annual meeting, you may withdraw your proxy before it is voted and then vote your shares in person.

By Order of the Board of Directors,

Charles M. Meredith, III
Secretary

Quakertown, Pennsylvania
April 21, 2008

QNB Corp.
15 North Third Street
P.O. Box 9005
Quakertown, Pennsylvania 18951
(215) 538-5600

PROXY STATEMENT

2008 ANNUAL MEETING OF SHAREHOLDERS - MAY 20, 2008

This proxy statement is being furnished to holders of the common stock, par value $0.625 per share, of QNB Corp. (herein referred to as QNB or the Corporation) in connection with the solicitation of proxies by the Board of Directors for use at the 2008 Annual Meeting of Shareholders.

As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than that referred to in the accompanying Notice of Annual Meeting and described in this proxy statement. As to other business, if any, properly presented at the annual meeting, executed proxies will be voted in accordance with the judgment of the person or persons voting the proxy or the recommendation of the Board of Directors.

The cost of solicitation of proxies will be paid by QNB. QNB will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of QNB’s common stock. In addition to solicitations by mail, directors, officers, and employees of QNB and the Bank may solicit proxies personally, by telephone or other electronic means without additional compensation.

These proxy materials are first being mailed to shareholders on or about April 21, 2008.

Date, Time and Place of Meeting

QNB Corp’s annual shareholders’ meeting will be held on Tuesday, May 20, 2008, beginning at 11:00 a.m., Eastern time. The meeting will be held at QNB Bank’s (the Bank) offices at 320 West Broad Street, Quakertown, Pennsylvania.

Outstanding Securities; Quorum; Voting Rights; and Record Date

The close of business on April 7, 2008 was fixed as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting. As of the close of business on the record date, QNB had 3,134,704 shares of common stock issued and outstanding.

Shareholders are entitled to one vote for each share of common stock held of record on the record date with respect to each matter to be voted on at the annual meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock on the record date is necessary to constitute a quorum at the annual meeting.

QNB’s Bylaws and Pennsylvania law govern the vote needed to approve the proposal. Directors are elected by a plurality of the total votes cast. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. However, abstentions and broker non-votes will not be counted as a vote cast. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Because directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors.

Solicitation of Proxies

The Board of Directors is soliciting proxies for use at QNB’s 2008 Annual Meeting of Shareholders.

Voting and Revocability of Proxies

Shares of common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on the proxies, the shares will be voted FOR the election of QNB’s nominees to the Board of Directors. The Board of Directors does not anticipate that any matters will be presented at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting. In the event that any other matters are properly presented at the annual meeting, proxies will be voted at the discretion of the proxy holders as to such matters upon the recommendation of the Board of Directors.

A shareholder who executes and returns a proxy has the power to revoke it at any time before it is voted by delivering to Mr. Charles M. Meredith, III, Secretary of QNB, at the offices of QNB, at 320 West Broad Street, P.O. Box 9005 Quakertown, Pennsylvania, 18951, either a written notice of the revocation or a duly executed later-dated proxy, or by attending the annual meeting and voting in person after giving notice of the revocation.

Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held On May 20, 2008: This Proxy Statement and the 2007 Annual Report to Shareholders are available at http://www.qnb.com under the “Investor Relations” link.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors

QNB’s Articles of Incorporation and Bylaws provide that the Board of Directors consists of ten members divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. The four directors currently constituting Class II have been nominated for re-election at the annual meeting. Directors in Class III and Class I will hold office until the 2009 and 2010 annual meetings, respectively.

The Nominees

At the annual meeting, four directors will be elected. Each director so elected will hold office until the 2011 Annual Meeting of Shareholders and until his or her successor in office is duly qualified and elected.

To the extent given discretion, the persons named in the accompanying proxy intend to vote FOR each of the nominees listed below. Each nominee has consented to being nominated as a director and, as far as the Board of Directors and management of QNB are aware, will serve as a director if elected. In the event that any nominee should decline to serve or be unable to serve, the persons named as proxies may vote for the election of such person or persons as the Board of Directors recommends.

Set forth on the following page, with respect to each director and director nominee, is his or her name, age, the time period served as a director and his or her other principal occupation(s) or employment and business affiliation(s) at present and during the last five years.

Voting Requirements

The four director candidates are required to be elected by a plurality of the total votes cast. Thus, the four persons receiving the highest number of votes will be elected. Votes may be cast in favor or withheld for any or all of the nominees.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH OF THESE
NOMINEES BE ELECTED AS A CLASS II DIRECTOR.

CURRENT CLASS II DIRECTORS AND NOMINEES FOR THREE YEAR TERM EXPIRING IN 2011

Kenneth F. Brown, Jr.

Age 52; President, McAdoo & Allen, Inc. (manufacturer of pigment dispersions and high performance coatings), Quakertown, PA from September 1989 to present; a Director of QNB and the Bank since 1993.

Anna Mae Papso

Age 64; Retired, West Pharmaceutical Services, Inc. (manufacturer of specialized pharmaceutical packaging & medical device components), Lionville, PA, Corporate Vice President/Chief Financial Officer from 2000 to 2001 and prior thereto Vice President & Corporate Controller from 1989 to 2000; a Director of QNB and the Bank since October 2004.

Henry L. Rosenberger

Age 62; Owns and operates Tussock Sedge Farms; Director, Wood Composite Technologies, Inc. from 2000 to present; President, Rosenberger Companies, Ltd. from 1998 to 2006; President, Dock Woods Community, Inc. (retirement community) from 1992 to 2002; Director of Dock Woods Community, Inc. 1978 to December 2002; a Director of QNB and the Bank since 1984.

Edgar L. Stauffer

Age 70; Retired, Stauffer Manufacturing Corporation (manufacturer and importer of industrial work gloves and safety equipment), Red Hill, PA; a Director of the Bank since 1983; a Director of QNB since 1984.

Continuing Directors Serving Until 2009 (Class III Directors)

Thomas J. Bisko

Age 60; Chief Executive Officer of the Bank and QNB from March 1988 to present; President of the Bank from September 1985 to present; Treasurer of QNB from February 1986 to present; President of QNB from May 1986 to present; a Director of the Bank since 1985; a Director of QNB since 1986.

Dennis Helf

Age 61; Registered Investment Advisor from 1995 to present; a Director of the Bank since January 1996; a Director of QNB since 1997.

G. Arden Link

Age 68; Owner, Link Beverages, Inc.; a Director of the Bank since March 1997; a Director of QNB since December 2001.

Continuing Directors Serving Until 2010 (Class I Directors)

Charles M. Meredith, III

Age 72; Newspaper Columnist; Owner, Franklin & Meredith Inc. (commercial publisher), Quakertown, PA; Secretary of QNB and the Bank from April 1994 to present; a Director of the Bank since 1968; a Director of QNB since 1984.

Gary S. Parzych

Age 52; President, Eugene T. Parzych, Inc. (construction company), Trumbauersville, PA, from 1980 to present; President, Finland Leasing Company, Inc. (real estate holding company), Trumbauersville, PA from June 1986 to present; Partner, G & T Properties (real estate holding company), Trumbauersville, PA from 1999 to present; a Director of QNB and the Bank since 1995.

Bonnie L. Rankin

Age 54; Vice President/Strategic Planning, Harleysville Group Inc., Harleysville, PA, from 2003 to present; prior thereto Chief Service Officer from 2000 to 2003, and President & Chief Operating Officer of Harleysville Insurance of New York from 1996-2000; has held officer-level responsibility with the Harleysville organization since 1986.

EXECUTIVE OFFICERS OF QNB AND/OR THE BANK

The following list sets forth the names of the executive officers of QNB, and other significant employees of the Bank, their respective ages, positions held, recent business experience with QNB and the Bank, and the period they have served in their respective capacities.

Thomas J. Bisko

Age 60; Chief Executive Officer of QNB and the Bank from March 1988 to present; President of QNB from May 1986 to present; Treasurer of QNB from February 1986 to present; President of the Bank from September 1985 to present.

Robert C. Werner

Age 50; Vice President of QNB from October 1988 to present; Executive Vice President/Chief Operating Officer of the Bank from January 1994 to present; Senior Vice President/Chief Financial Officer of the Bank from January 1989 to December 1993.

Bret H. Krevolin

Age 45; Chief Financial Officer of QNB from May 2003 to present; Chief Accounting Officer of QNB from January 1992 to present; Executive Vice President/Chief Financial Officer of the Bank from January 2000 to present; Senior Vice President/Chief Financial Officer of the Bank from January 1995 to December 1999; Vice President/Controller of the Bank from August 1989 to December 1994.

Scott G. Orzehoski

Age 42; Senior Vice President/Commercial Lending Officer of the Bank from January 2002 to present; Vice President/Commercial Lending Officer of the Bank from August 1997 to December 2001; Assistant Vice President/Commercial Lending Officer of the Bank from February 1996 to July 1997.

Mary Ann Smith

Age 54; Senior Vice President/Chief Information Officer of the Bank from January 1999 to present; Senior Vice President/Operations of the Bank from January 1995 to December 1998; Vice President/Operations of the Bank from January 1988 to December 1994.

BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of April 7, 2008, the number of shares of common stock, par value $0.625 per share, beneficially owned by each current director and nominee for director, by each named executive officer, and by all directors, nominees and executive officers of QNB and the Bank, as a group. Unless otherwise indicated, shares are held individually and not pledged as security. The address for each person is 320 West Broad Street, P.O. Box 9005, Quakertown, Pennsylvania 18951.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
Thomas J. Bisko	308,174	(3)	9.74%
Kenneth F. Brown, Jr.	150,100	(4)	4.79%
Dennis Helf	15,422	(5)	*
Bret H. Krevolin	30,746	(6)	*
G. Arden Link	7,600	(7)	*
Charles M. Meredith III	55,374	(8)	1.77%
Scott G. Orzehoski	17,246	(9)	*
Anna Mae Papso	2,000		*
Gary S. Parzych	8,977	(10)	*
Bonnie L. Rankin	1,000		*
Henry L. Rosenberger	33,872	(11)	1.08%
Mary Ann Smith	35,568	(12)	1.13%
Edgar L. Stauffer	100,462	(13)	3.20%
Robert C. Werner	33,835	(14)	1.07%
Current Directors, Nominees & Executive Officers as a Group (16 persons) * Less than 1.00%	800,376	(15)	24.56%

(1)
The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission (SEC) and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after April 7, 2008. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Numbers are rounded-off to the nearest one-hundredth percent.

(3)
Includes 15,582 shares owned jointly by Mr. Bisko with his wife, Barbara, 200 shares held in her individual capacity, and 28,216 options. Also includes 259,368 shares beneficially owned as co-executor of the Estate of James C. Ebbert.

(4)	Includes 148,336 shares owned jointly by Mr. Brown with his wife, Pamela.

(5)	Includes 13,658 shares owned jointly by Mr. Helf with his wife, Mary.

(6)	Includes 4,000 shares owned jointly by Mr. Krevolin with his wife, Susan, and 26,666 options.

(7)	Includes 1,800 shares owned jointly by Mr. Link with his wife, Dorothy.

(8)
Includes 11,112 shares owned jointly by Mr. Meredith with his wife, Elizabeth, 5,030 shares held in her individual capacity, and 3,738 shares held of record by Franklin & Meredith, Inc, a commercial publishing company owned by Mr. Meredith.

(9)	Includes 15,466 options.

(10)	Includes 2,589 shares owned by Mr. Parzych’s wife, Karen, and 2,559 shares held of record by Eugene T. Parzych, Inc., a construction company owned by Mr. Parzych.

(11)	Includes 6,296 shares owned by Mr. Rosenberger’s wife, Charlotte.

(12)	Includes 1,788 shares owned jointly by Ms. Smith with her husband, Randall, and 26,516 options.

(13)	Includes 65,034 shares owned jointly by Mr. Stauffer with his wife, Mary Blake, and 10,664 shares held in her individual capacity.

(14)	Includes 6,997 shares owned jointly by Mr. Werner with his wife, Judith, and 26,666 options.

(15)
Includes 123,530 options, in the aggregate which are exercisable within 60 days of the record date; thus, the percentage ownership calculation is based upon an aggregate of 3,258,234 shares outstanding.

BENEFICIAL OWNERSHIP OF SECURITIES

On April 7, 2008, 3,134,704 shares of common stock, par value $0.625 per share, were issued, outstanding and entitled to vote. The following table sets forth the names of persons who, directly or indirectly, are known to QNB’s management to be the beneficial owners of at least 5% of QNB's outstanding common stock as of April 7, 2008.

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percentage of Class (2)
Estate of James C. Ebbert (3) C/O Thomas J. Bisko and Phillip D. Miller QNB Bank 320 West Broad Street P.O. Box 9005 Quakertown, PA 18951	259,368	8.27%

(1)
The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the SEC, including Rule 13d-3 under the Securities Exchange Act of 1934, and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after April 7, 2008. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Numbers are rounded off to the nearest one-hundredth percent.

(3)
Mr. Thomas J. Bisko, Director, Chief Executive Officer and President of QNB and the Bank, is the co-executor of the estate and, as co-executor, has the right to vote the shares owned by the estate. Mr. Bisko has no pecuniary interest in the estate.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the Nasdaq Stock Market and SEC regulations, as well as best practices suggested by recognized governance authorities.

Currently, our Board of Directors has 10 members. Under the rules adopted by the Securities and Exchange Commission and Nasdaq Stock Market for independence, Kenneth F. Brown, Jr., Dennis Helf, G. Arden Link, Charles M. Meredith, III, Anna Mae Papso, Bonnie L. Rankin, Henry L. Rosenberger and Edgar L. Stauffer meet the standards for independence. These directors represent more than a majority of our Board of Directors.

Code of Ethics

We have adopted a Code of Ethics for directors, officers and employees of QNB. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics is posted on our website at http://www.qnb.com.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF QNB AND THE BANK

Set forth below is a list of each of our current board members and our current Board committee members. The respective chairperson of each of the Board committees is also noted below. Each current director of QNB is also a current member of the Bank’s Board of Directors.

Board Member	Board	Audit	Compensation	Executive	Nominating
Thomas J. Bisko	X			X
Kenneth F. Brown, Jr.	X			X	C
Dennis Helf	C		X	C
G. Arden Link	X				X
Charles M. Meredith, III	X	X	X	X
Anna Mae Papso	X	C
Gary S. Parzych	X
Bonnie L. Rankin	X		X
Henry L. Rosenberger	X	X	X		X
Edgar L Stauffer	X	X	C	X	X

Meetings Held in 2007 C - Chairperson	16	6	1	4	1

All current directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held for the period for which he or she has been a director) and the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

QNB has no specific policy requiring directors to attend the Annual Meeting of Shareholders; however, director attendance is strongly encouraged. All current members of the Board of Directors as well as former director Norman L. Baringer were present at the 2007 Annual Meeting of Shareholders. It is anticipated that all members of the Board of Directors will be attending the 2008 Annual Meeting of Shareholders.

QNB’s Board of Directors established and maintains the following committees, among others:

Audit Committee. The Audit Committee recommends the engagement and dismissal of the independent certified public accountants, reviews their annual audit plan and the results of their auditing activities, and considers the range of audit and non-audit fees. It also reviews the general audit plan, scope and results of QNB's procedures for internal auditing. The reports of examination of QNB and its subsidiary by bank regulatory examiners are also reviewed by the Audit Committee. The Audit Committee also reviews all SEC filings and earnings press releases. The Audit Committee meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls.

All members of the Audit Committee are non-executives and are independent directors pursuant to the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. In determining whether a director is independent for purposes of each of the above stated guidelines, the Board of Directors must affirmatively determine that the directors on the Audit Committee do not, among other things, accept any consulting, advisory, or other compensatory fee from QNB. Applying these standards, the Board of Directors has determined that all of the directors on the Audit Committee are independent. The members of QNB’s Audit Committee are Directors Meredith, Papso, Rosenberger and Stauffer.

The Board of Directors has determined that Anna Mae Papso meets the requirements adopted by the SEC and Nasdaq Stock Market for qualification as an Audit Committee financial expert. Ms. Papso has past employment experience as a Corporate Vice President/Chief Financial Officer providing her with diverse and progressive financial management experience, as well as expertise in internal controls and U.S. accounting rules and SEC reporting. An Audit Committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of Audit Committee functions.

The identification of a person as an Audit Committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such identification. Moreover, the identification of a person as an Audit Committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Additionally, a person who is determined to be an Audit Committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on our website at www.qnb.com.

The Audit Committee has also adopted a Whistleblower Policy to enable confidential and anonymous reporting of questionable accounting or auditing matters, fraudulent activities, or misconduct to the Audit Committee. The policy is also available on our website at www.qnb.com.

Compensation Committee. The Compensation Committee's primary functions are to review and approve key executive salaries and salary policy, determine the salary of the Chief Executive Officer and to administer equity compensation plans. In addition, the Committee reviews the general guidelines on compensation for all employees. The Board of Directors has determined that all of the directors serving on the Compensation Committee are independent for the purposes of the rules adopted by the SEC. The Compensation Committee does not have a formal charter. The members of the Compensation Committee are Directors Helf, Meredith, Rankin, Rosenberger and Stauffer.

Executive Committee. The Executive Committee is authorized to exercise all of the authority of the Board of Directors in the management of QNB between Board meetings, unless otherwise provided in QNB’s Bylaws. The members of the Executive Committee are Directors Bisko, Brown, Helf, Meredith and Stauffer.

Nominating Committee. The Board of Directors has determined that all of the directors serving on the Nominating Committee are independent for the purposes of the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. The principal duties of the Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee. The Nominating Committee has no formal process for considering director candidates recommended by shareholders, but the Nominating Committee will consider such candidates and its policy is to give due consideration to all candidates. If a shareholder wishes to recommend a director candidate as a possible nominee for the 2009 annual meeting of shareholders, the shareholder should mail the name, background and contact information for the candidate to the Nominating Committee at the Corporation's offices at P.O. Box 9005, Quakertown, PA 18951 no later than December 19, 2008. The Nominating Committee intends to develop a process for identifying and evaluating all nominees for director, including any recommended by shareholders, and minimum requirements for nomination. The Nominating Committee does not have a formal charter. Members of the Nominating Committee include Directors Brown, Link, Rosenberger and Stauffer.

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, QNB’s Audit Committee submits the following report:

Audit Committee Report to Board of Directors

The Audit Committee oversees QNB’s financial reporting process on behalf of the Board of Directors. In that connection, the Committee, along with the Board of Directors, has formally adopted an Audit Committee Charter setting forth its responsibilities. In addition, appropriate policies have been established to further strengthen disclosure procedures required under the Sarbanes-Oxley Act of 2002.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

In the discharge of its responsibilities, the Audit Committee has reviewed and discussed the Corporation’s audited financial statements for 2007 with management and QNB’s independent registered public accounting firm. In addition, the Audit Committee has discussed with the independent registered public accounting firm matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of the Corporation’s financial reporting, as required by U.S. Auditing Standards Section AU380, Communication with Audit Committees.

The Audit Committee has considered the compatibility of the provision of non-audit services with the independent registered public accounting firm’s maintenance of independence and has received from the independent registered public accounting firm written disclosures and a letter concerning the independent registered public accounting firm’s independence from the Corporation, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These disclosures have been reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The Committee discussed with QNB’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of QNB’s internal controls and the overall quality of QNB’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE

Anna Mae Papso, Chairperson
Charles M. Meredith, III
Henry L. Rosenberger
Edgar L. Stauffer

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has a policy for the pre-approval of services provided by the independent registered public accounting firm. The policy requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services, and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one service of $5,000. All of the services related to the Audit Related Fees, Tax Fees, or All Other Fees described below were approved by the Audit Committee pursuant to the pre-approval provisions set forth in applicable rules issued by the SEC and the Audit Committee’s pre-approval policy.

Appointment of the Independent Registered Public Accounting Firm for 2008

On April 9, 2007, QNB retained Beard Miller Company LLP as its new independent registered public accountants to audit QNB’s financial statements for the fiscal year ended December 31, 2007. S.R. Snodgrass, A.C. was dismissed on April 9, 2007. The decision to change independent accountants was recommended and approved by the Audit Committee of QNB.

During each of the fiscal years ended December 31, 2005 and 2006, none of S.R. Snodgrass, A.C.’s reports on the financial statements of QNB contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principle and there were no disagreements between QNB and S.R. Snodgrass, A.C. on any matter of accounting principles and practices, financial statement disclosure, or audit scope or procedure, which disagreement, if not resolved to the satisfaction of S.R. Snodgrass, A.C. would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

The Audit Committee has also approved the selection of Beard Miller Company LLP as QNB’s independent registered public accounting firm for 2008.

Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees

Beard Miller Company LLP was QNB’s independent registered public accounting firm for 2007 while S.R. Snodgrass, A.C. was QNB’s independent registered public accounting firm for 2006. Aggregate fees billed to QNB by them for services rendered are presented below.

	2007	2006
Audit fees	$118,500	$107,597
Audit related fees	8,400	6,500
Audit and audit related fees	126,900	114,097
Tax fees	-	-
All other fees	-	-
Total fees	$126,900	$114,097

Audit Fees include fees billed for professional services rendered for the audit of QNB’s annual financial statements and for the review of financial statements included in QNB’s Form 10-Qs and Section 404 of the Sarbanes-Oxley Act.

Audit Related Fees include fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the registrant’s financial statements and are not reported under the Audit Fees section of the table above. These services include audits of financial statements of certain employee benefit plans.

Tax Fees would include fees billed for tax consultation and tax compliance services.

All Other Fees would include fees billed for products and services other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.

A representative of Beard Miller Company LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and be available to respond to appropriate questions.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

QNB’s executive compensation program includes compensation and benefit components typical of programs among comparable banking and financial service companies in our local and regional marketplace.

Objectives

QNB’s success is dependent upon its ability to attract and retain highly qualified and motivated executives. QNB endorses the philosophy that executive compensation should reflect the Corporation’s performance and the contribution of such officers to that performance. Our executive compensation program is designed to support our Corporation’s core values, strategic objectives and financial goals as established by the Board. Moreover, our compensation philosophy is intended to align the interests of management with those of our shareholders through equity based plans.

Program Management

The Compensation Committee of the Board of Directors has primary responsibility for the design and administration of the executive compensation program for directors and executive officers of QNB, including the Chief Executive Officer. It reviews the executive compensation program throughout the year in light of changing organization needs and operating conditions and changing trends in industry practice. The Compensation Committee has the authority to retain and compensate advisors that it deems necessary to fulfill its duties. In evaluating the program, the Compensation Committee utilizes information from management and the services of an outside consultant. Webber HR Solutions, L.L.C., was used to assist in establishing executive and director compensation for 2007. In addition, the Committee, in consultation with the Chief Executive Officer, considers and reports to the Board regarding employee or executive succession matters.

The Compensation Committee is responsible for recommending compensation-related decisions to the Board of Directors for final approval. The performance of Mr. Bisko is reviewed semiannually by the full Board without the presence of Mr. Bisko. The results of these appraisals are used by the Compensation Committee in its recommendation of annual pay adjustments and other elements of compensation for Mr. Bisko to the Board of Directors for its consideration.

Role of Executive Officers in Executive Compensation

In formulating its recommendations for the other executive officers, the Compensation Committee will consider information provided by Mr. Bisko or Mr. Werner related to subordinate executives.

Elements of Executive Compensation

Factors the Compensation Committee considered in analyzing compensation include:

•	Total compensation;

•	Internal pay equity; and

•	The competitive environment for recruiting executive officers, and what the relevant competitors pay.

We compensate our executive management through a mix of base salary, bonus and equity compensation designed to be competitive with financial institutions $500 million to $1 billion in asset size located in Pennsylvania and the Middle Atlantic region and to align management's incentives with the long-term interests of our shareholders. At the senior-most levels, we design the incentive compensation to reward company-wide performance through tying awards primarily to earnings per share growth.

The key components of QNB’s executive compensation consist of:

•	Base salary;

•	Cash incentive compensation; and

•	Equity compensation awards under the 1998 or 2005 Stock Option Plan

Base Salary

Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income. We want to provide our executive management with a level of assured cash compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments. Additionally in determining base salaries, we consider the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, competitive salary practices at companies in the study groups and internal pay equity. Individual executive salaries for those executives that report directly to the Chief Executive Officer are subject to approval by the Chief Executive Officer and the Committee. The Chief Executive Officer’s salary is subject to approval by the Committee and the Board.

Annual salary adjustments are determined by evaluating the performance of QNB and of each executive officer relative to both corporate and individual goals determined during a previous review.

To assist in determining base salary, the Compensation Committee used an analysis prepared by Webber HR Solutions, L.L.C., a regionally recognized executive compensation consultant. The survey analyzed compensation paid to executives in similar positions at financial institutions considering both asset size and geographical location. The asset size considered financial institutions between $500 million and $1 billion nationally, in the Mid-Atlantic Region, in Pennsylvania and in eastern Pennsylvania, while the geographic analysis also considered some larger financial institutions located in the Philadelphia metropolitan area including Bucks, Chester, Delaware, Montgomery and Philadelphia counties.

The survey describes the compensation paid to executives at various management levels. The base salary of all similar positions within the survey group was used as a basis for calculating a base salary minimum, midpoint and maximum for each job description. The salaries of the executives were compared to the midpoint applicable to their job description, and increases were awarded based upon individual performance and contributions, with each salary falling within the range for the respective position.

Cash Incentive Compensation

There was no formal cash incentive compensation plan during 2007. The Board, based solely on its discretion, approved a 0.5% cash bonus for all employees, including executive management.

The Compensation Committee, with Board approval, had established in 2002 an executive cash incentive plan that was based on earnings per share growth. The plan provided for a cash bonus equivalent of 5% to 10% of base pay based on QNB increasing its earnings per share at an average annual rate of 7.5% to 10% over the five year period 2002 through 2006. The bonus percentage increased by 1% for each 0.5% increase in earnings per share above 7.5% up to a maximum bonus of 10%. The payout was calculated annually. The purpose of the plan was to motivate executives to achieve financial goals that should have a positive impact on QNB’s stock price and therefore increase shareholder value.

In 2006 and 2005, QNB did not meet the minimum average earnings per share growth goal of 7.5% over the five year period so no incentive was paid out under this plan. In 2006, at its discretion, the Board approved a 1% cash bonus for all employees, including executive management.

Long-Term Incentive Compensation

Executive officers are eligible to participate in a long-term incentive award plan established to focus executive efforts on the strategic directions and goals of QNB and to reward them for their successes in these areas. The purpose of the Plan is also to provide ownership incentive to the executive officers and align their interests with the interests of shareholders. In establishing award levels, we do not consider the equity ownership levels of the recipients or prior awards that are fully vested.

Currently QNB has two stock option plans (the 1998 Plan and the 2005 Plan) administered by the Compensation Committee. The Plans provide for the granting of either (i) Non-Qualified Stock Options or (ii) Incentive Stock Options. The exercise price of an option, as defined by the Plans, is the fair market value of QNB’s common stock on the date of grant.

The Compensation Committee determines the type of grant, the number of shares of common stock subject to a particular grant and the vesting period for such grants. To date, options granted under these Plans have a three year vesting feature. The Compensation Committee determines the number of options granted in total and to Mr. Bisko, individually. Mr. Bisko determines the allocation of the remaining grants among eligible employees. The fair value of the stock options granted represents only a small portion of total compensation. The total number of options granted by the Compensation Committee is based on a goal of keeping earnings per share dilution to less than $0.05 per share. Options are generally granted during the first quarter of the year.

On January 16, 2007, the Compensation Committee, based solely on its discretion, granted 3,000 stock options to Mr. Bisko, 2,750 stock options to Mr. Krevolin and Mr. Werner and 2,600 stock options to Ms. Smith and Mr. Orzehoski. The exercise price of these options is $25.15, the fair market value per share as of the date of the grant. On January 15, 2008, the Compensation Committee granted 3,000 stock options to Mr. Bisko, 2,750 stock options to Mr. Krevolin and Mr. Werner and 2,600 stock options to Ms. Smith and Mr. Orzehoski. The exercise price of these options is $21.00, the fair market value per share as of the date of the grant.

Health and Welfare Benefits

Executives participate in the Corporation’s qualified health and welfare benefits program on the same terms and conditions as all other employees. In addition, executives participate in the Corporation’s Retirement Savings Plan on the same terms and conditions as other employees. The plan provides for an employer matching contribution, up to 3 percent of base pay. In addition, the plan provides a safe harbor non-elective employer contribution of 5 percent of base pay.

Perquisites and Other Benefits

Perquisites received by the executive officers are reviewed annually. The primary perquisite received by Mr. Bisko, Mr. Werner and Mr. Orzehoski is the reimbursement of country club dues. These executive officers are encouraged to belong to a golf or social club to provide the appropriate entertainment forum for customers and appropriate interaction with the communities served by QNB.

Our executive management and other employees have built QNB into the successful enterprise that it is today, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of shareholders will be best served if the interests of our executive management are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of executive management to pursue potential change in control transactions that may be in the best interests of shareholders. Relative to the overall value of the Corporation, these potential change in control benefits are relatively minor.

Tax Considerations

Section 162(m) of the Internal Revenue Code disallows, with certain exceptions, a Federal income tax deduction for compensation over $1 million paid to each of our CEO and the four highest-paid executive officers other than the CEO, provided that they are serving in that capacity as of the last day of our fiscal year. One exception to the deduction disallowance applies to performance-based compensation paid pursuant to shareholder-approved plans.

Although the committee keeps in mind the desirability of limiting QNB’s non-deductible compensation expense, the committee also believes that it is equally important to maintain the flexibility and competitive effectiveness of our executive compensation program. Therefore, the committee may, from time to time, make grants and awards that may not be deductible for Federal income tax purposes, including the provisions of Section 162(m).

COMPENSATION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with executive management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Respectfully submitted,
THE COMPENSATION COMMITTEE

Edgar L. Stauffer, Chairperson
Dennis Helf
Charles M. Meredith, III
Bonnie L. Rankin
Henry L. Rosenberger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes recommendation to the Board of Directors concerning general guidelines on compensation of employees and specific recommendations for Mr. Bisko. The Compensation Committee is composed entirely of the following four independent outside directors: Messrs. Stauffer, Rosenberger, Meredith and Helf. No member of the Compensation Committee during fiscal year 2007 was an officer or employee of the Corporation or any of its subsidiaries or was formerly an officer of the Corporation or any of its subsidiaries. No member of the Compensation Committee had any relationship requiring disclosure by the Corporation under the proxy rules promulgated under the Securities and Exchange Act of 1934.

The following table is a summary of the compensation for the past three years earned by the principal executive officer, principal financial officer and three other named executive officers:

Summary Compensation Table

Name and Position	Year	Salary ($)(8)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Thomas J. Bisko	2007	$256,700	$1,284	$0	$14,838	N/A	$30,492 (3)	$303,314
President and	2006	244,474	2,445	0	16,291	$0	28,484 (3)	291,694
Principal Executive Officer	2005	234,845	0	0	0	0	26,873 (3)	261,718

Bret H. Krevolin	2007	162,145	811	0	13,562	N/A	13,274 (4)	189,792
Executive Vice President	2006	154,424	1,544	0	14,774	0	13,053 (4)	183,795
Principal Financial Officer	2005	148,129	7,500	0	0	0	12,935 (4)	168,564

Robert C. Werner	2007	176,559	883	0	13,562	N/A	19,028 (5)	210,032
Executive Vice President	2006	168,151	1,682	0	14,774	0	19,713 (5)	204,320
Chief Operating Officer	2005	161,296	0	0	0	0	19,420 (5)	180,716

Mary Ann Smith	2007	133,181	666	0	12,904	N/A	10,655 (6)	157,406
Senior Vice President	2006	128,059	1,281	0	14,294	0	10,647 (6)	154,281
Chief Information Officer	2005	123,134	0	0	0	0	10,456 (6)	133,590

Scott G. Orzehoski	2007	125,000	625	0	12,904	N/A	10,721 (7)	149,260
Senior Vice President	2006	110,000	1,100	0	14,294	0	9,671 (7)	135,075
Commercial Lending	2005	96,288	0	0	0	0	8,423 (7)	104,711

(1)
The amounts in this column are calculated based on FAS 123R and equal the financial statement compensation cost for stock option awards as reported in our consolidated statement of income for the fiscal year. Under FAS 123R, a pro-rata portion of the total expense at time of grant is recognized over the applicable service period generally corresponding with the vesting schedule of the grant. The initial expense is based on the fair value of the stock option grants as estimated using the Black-Scholes option-pricing model. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 1 to our consolidated financial statements included in our 2007 Annual Report on Form 10-K.

(2)
Payouts under the Executive Incentive Compensation Plan are discussed further in the Compensation Discussion and Analysis section. Under the Plan an Executive was eligible in 2005 and 2006 to receive the equivalent of 5% to 10% of his or her salary based on QNB increasing its earnings per share at an average rate of 7.5% to 10%. QNB did not meet these minimum thresholds in 2005 or 2006; therefore no incentive was paid or earned under the plan in those years.

(3)
Includes the Bank's contributions on behalf of Mr. Bisko to the Retirement Savings Plan of $18,951, $18,334 and $17,545; country club membership dues of $8,568, $8,004 and $7,404; and reimbursement of spousal travel expense of $2,973, $2,146 and $1,924 for 2007, 2006 and 2005, respectively.

(4)
Includes the Bank's contributions on behalf of Mr. Krevolin to the Retirement Savings Plan of $12,994, $12,354 and $11,850; reimbursement of spousal travel expense of $0, $699 and $1,085 for 2007, 2006 and 2005, respectively, and payments of $280 for 2007 to decline coverage under the Bank’s health benefits plan.

(5)
Includes the Bank's contributions on behalf of Mr. Werner to the Retirement Savings Plan of $14,125, $13,453 and $12,904; country club membership dues of $4,764, $4,368 and $5,826; and reimbursement of spousal travel expense of $139, $1,892 and $690 for 2007, 2006 and 2005, respectively.

(6)
Includes the Bank's contributions on behalf of Ms. Smith to the Retirement Savings Plan of $10,655, $10,248 and $9,896; reimbursement of spousal travel expense of $352 for 2006 and payments of $47 and $560 for 2006 and 2005, respectively, to decline coverage under the Bank’s health benefits plan.

(7)
Includes the Bank's contributions on behalf of Mr. Orzehoski to the Retirement Savings Plan of $10,001, $8,801 and $7,703; and country club membership dues of $720, $870 and $720 for 2007, 2006 and 2005, respectively.

(8)	The annual salaries for 2008 for the named executive officers are: Mr. Bisko $265,685, Mr. Krevolin $170,252, Mr. Werner $188,918, Ms. Smith $137,842 and Mr. Orzehoski $130,625.

Stock Option Grants for 2007

The following table reflects grants of stock options to Mr. Bisko, Mr. Werner, Mr. Krevolin, Ms. Smith and Mr. Orzehoski in fiscal year 2007.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise Or Base Price of Option	Grant Date Fair Value Of Stock And
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	or Units (#)	Options (#)	Awards ($/Sh)	Option Awards
Thomas J. Bisko	1/16/07	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3,000	$25.15	$3.57
Bret H. Krevolin	1/16/07	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,750	25.15	3.57
Robert C. Werner	1/16/07	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,750	25.15	3.57
Mary Ann Smith	1/16/07	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,600	25.15	3.57
Scott G. Orzehoski	1/16/07	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2,600	25.15	3.57

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)
Thomas J. Bisko	3,528		0	$16.70	01/12/2009
	3,528		0	13.09	01/18/2010
	3,360		0	13.30	01/16/2011
	6,000		0	16.13	01/15/2012
	6,000		0	20.00	01/21/2013
	2,800		0	33.25	04/27/2014
		3,000	0	32.35	01/18/2015
		3,000	0	26.00	01/17/2011
		3,000	0	25.15	01/16/2012

Bret H. Krevolin	3,528		0	16.70	01/12/2009
	3,528		0	13.09	01/18/2010
	3,360		0	13.30	01/16/2011
	5,500		0	16.13	01/15/2012
	5,500		0	20.00	01/21/2013
	2,500		0	33.25	04/27/2014
		2,750	0	32.35	01/18/2015
		2,750	0	26.00	01/17/2011
		2,750	0	25.15	01/16/2012

Robert C. Werner	3,528		0	16.70	01/12/2009
	3,528		0	13.09	01/18/2010
	3,360		0	13.30	01/16/2011
	5,500		0	16.13	01/15/2012
	5,500		0	20.00	01/21/2013
	2,500		0	33.25	04/27/2014
		2,750	0	32.35	01/18/2015
		2,750	0	26.00	01/17/2011
		2,750	0	25.15	01/16/2012

Mary Ann Smith	3,528		0	16.70	01/12/2009
	3,528		0	13.09	01/18/2010
	3,360		0	13.30	01/16/2011
	5,500		0	16.13	01/15/2012
	5,500		0	20.00	01/21/2013
	2,500		0	33.25	04/27/2014
		2,600	0	32.35	01/18/2015
		2,600	0	26.00	01/17/2011
		2,600	0	25.15	01/16/2012

Scott G. Orzehoski	1,322		0	16.70	01/12/2009
	1,764		0	13.09	01/18/2010
	1,680		0	13.30	01/16/2011
	2,800		0	16.13	01/15/2012
	2,800		0	20.00	01/21/2013
	2,500		0	33.25	04/27/2014
		2,600	0	32.35	01/18/2015
		2,600	0	26.00	01/17/2011
		2,600	0	25.15	01/16/2012

(1) Options vest after a 3 year period, commencing upon the date of grant.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2007. Information is included for both equity compensation plans approved by QNB shareholders and equity compensation plans not approved by QNB shareholders.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by QNB Corp. shareholders
1998 Stock Option Plan	177,623	$19.84	5,436
2005 Stock Option Plan	26,300	25,44	173,700
2006 Employee Stock Purchase Plan	-	-	15,116
Equity compensation plans not approved by QNB Corp. shareholders
None	-	-	-
Totals	203,923	$20.56	194,252

Employment Agreements

On September 2, 1986, as amended on April 3, 2002, QNB and Mr. Bisko entered into an employment agreement for a term of 27 years, commencing immediately and terminating on December 31, 2013; provided however, that the employment agreement may be terminated by either party upon three years' prior written notice. Under the terms of the employment agreement, Mr. Bisko is to be employed as the President of the Bank and to render services as may be reasonably required of him from time to time by the Board of Directors. Mr. Bisko may be discharged at any time for just and proper cause, which includes:

(1)	his failure to properly perform his duties;

(2)	his violation of any covenants or commitments set forth in the Agreement;

(3)	his failure or refusal to comply with the proper and reasonable written policies or directives of the Board which do not violate any of the provisions in the Agreement;

(4)	conduct on his part, which violates any applicable state or Federal law; or

(5)	conduct on his part, which, in the reasonable discretion of the Board, would make his continued employment prejudicial to the best interest of QNB.

Following a change of control of QNB (which is defined as any one person or group obtaining voting control of 25% or more of QNB’s outstanding common stock) Mr. Bisko's employment may only be terminated if he materially breaches his obligations under the employment agreement, fails or refuses to comply with the proper and reasonable written policies of the Board of Directors, or is convicted of a felony. If Mr. Bisko's employment is terminated for reasons other than, among others, discharge for cause, a change in control of QNB, or death or disability, Mr. Bisko is entitled to receive a lump sum severance payment equal to 2.99 times his then current base salary. If Mr. Bisko were terminated at the minimum base salary of $265,685 as of January 1, 2008, he would be entitled to receive a maximum lump sum payment equal to $794,398. Such a provision may be deemed to be "anti-takeover" in nature inasmuch as it may discourage a potential acquirer who may desire to replace Mr. Bisko with a new president. In the event of Mr. Bisko's death or disability, QNB shall pay either to Mr. Bisko, his estate, or his designated beneficiary, an amount equal to his then current base salary in twelve equal monthly installments, which amounts may be reduced based upon the receipt of any life or disability insurance proceeds from policies maintained by and at the expense of QNB. Under Section 280G of the Internal Revenue Code, payments to an executive made upon a change of control (“parachute payments”) which exceed three times the executive’s five year average annualized compensation will be subject to the following tax consequences: (i) the paying corporation is denied any deduction for employee compensation on the excess payment and (ii) the recipient is subject to a nondeductible 20% excise tax on such excess payment (in addition to income taxes). If 280G were to be applicable to payments made to Mr. Bisko upon a change of control, Mr. Bisko would be responsible for any taxes on benefits in excess of amounts that are considered parachute payments under the Internal Revenue Code, and QNB would not be entitled to take a deduction for the amounts paid with respect to the parachute payment.

The Bank provides Mr. Bisko, for the benefit of his named beneficiary, with a salary continuation agreement. In the event of Mr. Bisko's death, the agreement provides his beneficiary with monthly income for 180 consecutive months. The agreement is enforceable only while Mr. Bisko remains employed by the Bank. If Mr. Bisko's employment is terminated for any reason other than death all rights under the agreement will be terminated. The benefits are funded through an insurance policy with the cost limited to the annual premium on the policy. Mr. Bisko is also reimbursed for all reasonable and necessary expenses related to his duties.

Change of Control Agreements

On July 18, 2000, QNB and the Bank entered into change of control agreements with Bret H. Krevolin, Executive Vice President and Chief Financial Officer of the Bank, and Robert C. Werner, Executive Vice President and Chief Operating Officer of the Bank. These agreements provide certain benefits to Mr. Krevolin and Mr. Werner in the event of a change of control of QNB or the Bank. The agreements become operative only if (i) Mr. Krevolin and Mr. Werner are employees of QNB and the Bank upon a change in control and (ii) they are not offered substantially equivalent positions following the change in control. Under the Agreements, a change in control includes, among other things, a merger, consolidation, division or disposition of substantially all of the assets of QNB or the Bank, or a purchase by QNB or the Bank of substantially all of the assets of another entity, unless, in either case, the transaction is approved in advance by seventy percent (70%) or more of the members of the Board of QNB or the Bank who are not interested in the transaction and a majority of the members of the Board of the surviving entity and of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of QNB or Bank. A change of control also includes the acquisition by a person or group of beneficial ownership of 25% of more of the voting securities of QNB or the Bank. It also includes a situation where, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of QNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

The agreements specify payments to Mr. Krevolin and Mr. Werner upon their termination on or before the three year anniversary of the date of the change of control in an amount equal to the product of the average aggregate annual compensation paid by QNB and the Bank to the respective executive which is includable in the executive’s gross income for Federal income tax purposes during the five calendar years preceding the taxable year in which the date of the termination occurs, multiplied by two. The agreements further provide that, if this lump sum payment, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the Code), such payment would be reduced to the extent necessary to avoid such excise tax imposition. In addition, if any portion of the amount payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, QNB is required only to pay to Executive the amount determined to be deductible under Section 280G. The determination of any reduction in the lump sum payment pursuant to the foregoing provisions will be made by QNB’s independent auditors.

Potential Payments Upon Termination Or Change In Control

The following table shows the potential payments and benefits payable to Mr. Bisko upon a separation of employment under terms of his employment agreement and the terms of any applicable benefit plans, assuming the event giving rise to such termination occurred on December 31, 2007.

	REASON FOR SEPARATION
Form of Compensation	Without Cause	Disability	Death (1)	Change in Control
Salary/Severance
Employment agreement	$794,398	$265,685	$265,685	$794,398
Salary continuation agreement	0	0	732,496	0

Equity (2):
Value of accelerated stock options(a)(b)	0	0	0	0

Total	$794,398	$265,685	$998,181	$794,398

The following table shows the potential payments and benefits payable to Mr. Krevolin upon a separation of employment under terms of his agreement and the terms of any applicable benefit plans, assuming the event giving rise to such payment occurred on December 31, 2007.

	REASON FOR SEPARATION
Form of Compensation	Without Cause	Disability	Death (1)	Change in Control
Salary/Severance
Change in control agreement	$0	$0	$0	$313,876

Equity (2):
Value of accelerated stock options(a)(b)	0	0	0	0

Total	$0	$0	$0	$313,876

The following table shows the potential payments and benefits payable to Mr. Werner upon a separation of employment under terms of his agreement and the terms of any applicable benefit plans, assuming the event giving rise to such payment occurred on December 31, 2007.

	REASON FOR SEPARATION
Form of Compensation	Without Cause	Disability	Death (1)	Change in Control
Salary/Severance
Change in control agreement	$0	$0	$0	$338,510

Equity (2):
Value of accelerated stock Options(a)(b)	0	0	0	0

Total	$0	$0	$0	$338,510

The following table shows the potential payments and benefits payable to Ms. Smith upon a separation of employment under terms of her agreement and the terms of any applicable benefit plans, assuming the event giving rise to such payment occurred on December 31, 2007.

	REASON FOR SEPARATION
Form of Compensation	Without Cause	Disability	Death (1)	Change in Control
Equity (2):
Value of accelerated stock options(a)(b)	$0	$0	$0	$0

The following table shows the potential payments and benefits payable to Mr. Orzehoski upon a separation of employment under terms of his agreement and the terms of any applicable benefit plans, assuming the event giving rise to such payment occurred on December 31, 2007.

	REASON FOR SEPARATION
Form of Compensation	Without Cause	Disability	Death (1)	Change in Control
Equity (2):
Value of accelerated stock options(a)(b)	$0	$0	$0	$0

(1)	Does not include the proceeds from any employer-paid life insurance policies

(2)	Based on the closing price of QNB Corp. common stock as of December 31, 2007, of $24.50.

a.
Vesting of stock options does not accelerate for any reason, except change in control. In the case of termination, other than death or disability, the optionee may exercise the vested portion of any outstanding awards for a period of 3 months from the date of termination. In the case of disability or death, the optionee or the optionee’s estate, as applicable, may exercise the vested portion of any outstanding awards for a period of one-year from the date of disability or death, as applicable, of the optionee.

b.
Upon change in control, vesting accelerates and all outstanding options become immediately exercisable.  As of December 31, 2007, the intrinsic value of all outstanding unexercisable options held by the executive officers above was zero since the exercise price was greater than the market price of the Corporation’s common stock as of December 31, 2007.

DIRECTOR COMPENSATION

Each director of QNB is also a member of the Bank’s Board of Directors. During 2007, directors, with the exception of Mr. Bisko, received an annual fee of $6,500. The Chairman of the Board received additional compensation of $10,000 and the Corporate Secretary received an additional $2,000. In addition, each director received a fee of $550 for each Bank Board meeting attended. Directors are not reimbursed for QNB Board meetings. Members of the committees of the Board of Directors, with the exception of the Audit Committee members, received $300 for each committee meeting attended, provided the committee meeting was not held as part of a scheduled Board meeting. The Chairman of the Audit Committee received $600 for each Audit Committee meeting attended while the other members of the Committee received $300 per Audit Committee meeting attended. The directors did not receive any other compensation for 2007.

The following table illustrates compensation earned by non-employee directors for the year ended December 31, 2007:

Name and Position	Fees Earned or Paid in Cash ($)
Norman L. Baringer	6,050
Kenneth F. Brown, Jr.	18,600
Dennis Helf	33,300
G. Arden Link	16,100
Charles M. Meredith, III	23,500
Anna Mae Papso	18,800
Gary S. Parzych	16,750
Bonnie L. Rankin	10,900
Henry L. Rosenberger	17,100
Edgar L. Stauffer	16,750

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

QNB and the Bank have not entered into any material transactions, proposed or consummated, with any director or executive officer, or any 5% security holder, of QNB or the Bank, or any associate of the foregoing persons, with the exception of that disclosed below. QNB and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of QNB and the Bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other bank customers. The Bank makes loans to its officers and directors, as well as their immediate families and companies, in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and these loans did not involve more than the normal risk of collection or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 29, 2008, to the above described group was $4,315,000.

On September 22, 2005, the Bank approved and entered into an agreement with Eugene T. Parzych, Inc. to act as the general contractor for the renovation of its property at 322 W. Broad Street, Quakertown, Pennsylvania to be used as the loan center. The bids for this project were submitted through a formal bidding process and reviewed by the Board of Directors. Mr. Gary S. Parzych is the president of Eugene T. Parzych, Inc. and is also a director of QNB Corp. and the Bank. Management and the Board of Directors of QNB Corp. and the Bank believe this is an arms-length transaction. The total paid to Eugene T. Parzych Inc., was $5,000 and $1,032,000 during 2007 and 2006, respectively.

SHAREHOLDER COMMUNICATIONS

The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by QNB from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. Written communication should be mailed to the President/CEO at the Corporation's offices at P.O. Box 9005, Quakertown, PA 18951.

NOMINATIONS AND SHAREHOLDER PROPOSALS

Nominations of individuals for election to the Board of Directors may be made by any shareholder if made in writing and delivered or mailed to the President of QNB, not less than 14 days or more than 50 days prior to any shareholder meeting called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, the nomination shall be mailed or delivered to the President of QNB not later than the close of business on the 7th day following the day on which the notice of the meeting was mailed. The notification must contain the following information to the extent known to the notifying shareholder:

(a)	the name and address of each proposed nominee;

(b)	the principal occupation of each proposed nominee;

(c)	the total number of shares of QNB common stock that will be voted for each proposed nominee;

(d)	the name and residential address of the notifying shareholder; and

(e)	the number of shares of QNB common stock owned by the notifying shareholder.

Nominations not made in accordance with these provisions may be disregarded by the Chairman at the annual meeting.

If you wish to include a proposal in the Proxy Statement for the 2009 Annual Meeting of Shareholders, your written proposal must be received by the Corporation no later than December 21, 2008. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC, the laws of the State of Pennsylvania, and the Corporation’s Bylaws. Shareholder proposals may be mailed to the Secretary of QNB, QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005.

The rules of the SEC provide that, if the Corporation does not receive notice of a shareholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Corporation will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting. The deadline for these proposals for the year 2009 annual meeting is March 7, 2009. If a shareholder gives notice of such a proposal after this deadline, the Corporation’s proxy holders will be allowed to use their discretionary authority to vote against the shareholder proposal when and if the proposal is raised at our 2009 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires QNB's officers and directors and persons who own more than 10% of QNB's common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% owners are required by SEC regulations to furnish QNB with copies of all Section 16(a) forms they file.

To the Board of Directors’ knowledge, based solely on review of the copies of such reports furnished to QNB during fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than those matters described in the proxy statement and the accompanying notice of annual meeting. However, if any other matters should properly come before the annual meeting, it is intended that the proxies hereby solicited will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies or the recommendation of the Board of Directors.

If there are not sufficient votes for approval of any of the matters to be acted upon at the annual meeting, the annual meeting may be adjourned to permit the further solicitation of proxies.

MISCELLANEOUS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the QNB’s Proxy Statement may have been sent to multiple shareholders in your household. QNB will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Jean Scholl at QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005, telephone (215) 538-5600. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE CORPORATION’S ASSISTANT SECRETARY AT QNB CORP., P.O. BOX 9005, QUAKERTOWN, PA 18951-9005.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY QNB Corp.	For	With -hold	For All Except
THIS PROXYIS SOLICITED BY THE BOARD OF DIRECTORS OF QNB CORP.	1. The election as Class II directors of all nominees listed (except as marked to the contrary,) for three-year terms.	☐	☐	☐

FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 20, 2008	Kenneth F. Brown, Jr. Anna Mae Papso	Henry L. Rosenberger Edgar L. Stauffer
The undersigned hereby appoints Norman L Baringer, Donald T. Knauss and Philip D. Miller, and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of QNB Corp. common stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of QNB Bank, 320 West Broad Street, Quakertown, PA at 11:00 a.m., eastern time on Tuesday, May 20, 2008 and at any and all adjournments of the meeting.
To withhold authority to vote for any individual Nominee, mark “For All Except” and write that nominee or nominee’s Name(s) in the space provided below.
The Board of Directors recommends a vote “FOR” each of the Nominees listed.

2. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement of the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

QNB Corp.

Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECTTHE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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